News ONEOK Schedules 2025 Annual Meeting of Shareholders; Sets Record Date TULSA, Okla. – Feb. 27, 2025 – ONEOK, Inc. (NYSE: OKE) will hold its 2025 annual meeting of shareholders at 9 a.m. Central Time on May 21, 2025, as a virtual meeting only. The meeting will be accessible through a live webcast. The record date for determining shareholders entitled to receive notice of the meeting and to vote is March 24, 2025. What: ONEOK, Inc. 2025 Annual Meeting of Shareholders When: 9 a.m. Central, May 21, 2025 Where: Virtual meeting only. A live webcast of the meeting will be available. How: Registration will open on April 2, 2025. Visit www.oneok.com for more information. Enter the control number from the proxy card at the time of registration. ------------------------------------------------------------------------------------------------------------------- At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. ### Feb. 27, 2025 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1